EXHIBIT 10.2: Form of Prommisory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED, IN WHOLE OR IN PART, ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.


PROMMISORY NOTE



$ 800,000
December ___, 2012
Old Bethpage, New York


	FOR VALUE RECEIVED, the undersigned, PW Salisbury Solar, LLC, a Massachusetts limited liability company (hereinafter referred to as "Borrower") promises to pay to the order of

Hudson Bay Partners, LP, a New York limited partnership (the "Lender"),

at its principal office for the transaction of business at 301 Winding Road, Old Bethpage, NY 11804 or order, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in the manner hereinafter provided, the principal sum of Eight Hundred Thousand Dollars ($800,000) (the "Principal Sum") with interest thereon or such part thereof as shall remain unpaid hereunder at the rate hereinafter set forth, in lawful money of the United States of America, together with all sums which now or hereafter become due and owing hereunder or under that certain Mortgage, Security Agreement, and Assignment of Leases and Rents dated as of the date hereof by Borrower in favor of Lender (the "Mortgage"). This Note is secured by the Mortgage, filed with the Essex County South Registry of Deeds on or about the date hereof, on certain property owned by the Borrower and located in Salisbury, Essex County, Massachusetts (the "Property").

	Payments under this Note shall be made as follows:

       (a)	Interest only, at the rate of 5.0% per annum, on all or such part of the Principal Sum as shall be outstanding from time to time, shall accrue and shall thereafter be paid on June 30, 2013 ("Maturity Date").

       (b)	Provided that no default exists under the Note or Mortgage,
the Borrower may extend the Maturity Date to December 31, 2013 (the "Extended Maturity Date") by providing Lender ten (10) day's written notice. If so extended, payments will be due on an interest only basis, at the rate of 8.5% per annum, on all or such part of the Principal Sum as shall be outstanding from time to time, and shall be paid on the Extended Maturity Date. If any part of the Principal Sum is prepaid early, interest payments shall be appropriately prorated.

	(c)	The entire Principal Sum, together with unpaid interest
thereon and all other sums due hereunder or under the Mortgage, shall, if not sooner paid by the Borrower, be due and payable on the Maturity Date or the Extended Maturity Date, if applicable.

	This Note is prepayable in whole, or in principal increments of $5,000, by the Borrower without penalty at any time, provided, that on any such prepayment date, the Borrower pays all interest that has accrued on the principal amount being prepaid on such date.

	Interest shall be calculated on the basis of a three hundred sixty five (365) day year, but interest shall accrue for the actual number of days elapsed. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Borrower or credited to reduce principal hereunder.

    	If any default shall occur in the payment of any amount or the performance of any of the obligations, agreements, undertakings, covenants or conditions contained in this Note or the Mortgage, continuing beyond, in each case, any applicable grace period that may be provided herein or therein, as applicable, for the payment of such amount or the performance of such term, agreement, covenant or condition (each an "Event of Default"), then, at the option of the holder of this Note, without further notice or demand to the Borrower, the entire indebtedness evidenced hereby, with interest accrued thereon, shall become forthwith due and payable, and no omission on the part of the holder hereof to exercise such option when entitled to do so shall be construed as a waiver of such right.

       Upon the occurrence of an Event of Default under this Note or an Event of Default as defined in the Mortgage, in addition to the rights, powers and remedies available to Lender, interest on all outstanding amounts due including principal and interest unpaid shall accrue and be payable at the Default Rate of eighteen percent (18%) per annum (the "Default Rate") without the necessity of any action by Lender. Interest accruing at the Default Rate shall be payable to Lender on demand. Lender shall not be required to accelerate the maturity any money owed or exercise any other rights or remedies under any document, in order for the Default Rate to be imposed.

    	The Borrower may not assign any of its obligations hereunder without the prior written consent of the holder of this Note. The payment terms and other obligations, agreements, undertakings, covenants and conditions contained in this Note shall be binding on the Borrower and its successors, permitted assigns and legally appointed representatives (and all endorsers and guarantors of this Note, and all other persons or entities now, or at any time, liable, whether primarily, secondarily or otherwise, for payment of the indebtedness hereby evidenced or for the performance of any of the other obligations, agreements, undertakings, covenants or conditions contained herein, for themselves and their heirs, successors, assigns and legally appointed representatives, respectively).

       The Borrower (on behalf of itself, its successors, permitted assigns and legally appointed representatives and all endorsers and guarantors of this Note, and all other persons or entities now, or at any time, liable, whether primarily, secondarily or otherwise, for payment of the indebtedness hereby evidenced or for the performance of any of the other obligations, agreements, undertakings, covenants or conditions contained herein, for themselves, their heirs, successors, assigns and legally appointed, representatives, respectively) agrees to pay all costs of suit and other expenses of collection, including reasonable fees of attorneys at the trial and all appellate levels, as they come due, in the event that this Note is placed in the hands of any attorney for collection or suit is brought thereon.

    	The Borrower (on behalf of itself, its successors, permitted assigns and legally appointed representatives and all endorsers and guarantors of this Note, and all other persons or entities now, or at any time, liable, whether primarily, secondarily or otherwise, for payment of the indebtedness hereby evidenced or for the performance of any of the other obligations, agreements, undertakings, covenants or conditions contained herein, for themselves, their heirs, successors, assigns and legally appointed representatives, respectively) waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and to the extent permitted by law, waive and release all rights of redemption, valuation, appraisement, notice of election to mature or to declare due the whole of the indebtedness evidenced hereby, errors, defects and imperfections in any proceedings instituted by the holder under the terms of any document, all benefits that might accrue to the Borrower by virtue of any present or future laws exempting any collateral given by the Borrower or any guarantor to secure the performance of the Borrower's obligations hereunder, or any part of the proceeds arising from any sale of any such collateral, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and the Borrower (on behalf of itself, its successors, permitted assigns and legally appointed representatives and all endorsers and guarantors of this Note, and all other persons or entities now, or at any time, liable, whether primarily, secondarily or otherwise, for payment of the indebtedness hereby evidenced or for the performance of any of the other obligations, agreements, undertakings, covenants or conditions contained herein, for themselves, their heirs, successors, assigns and legally appointed representatives, respectively), agrees that liability hereunder or under any other document shall remain unimpaired, notwithstanding any extension of the time of payment or other indulgence granted by the holder hereof, or the release of all or any part of such security or the liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby. In no event shall the holder, by any act or omission, be deemed to waive any of its rights or remedies hereunder unless such waiver shall be in writing and signed by the holder, and then only to the extent specifically set forth therein; and a waiver of any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy in respect of a subsequent event.

    	Wherever notice, demand or a request may be given under this Note to the Borrower, the same shall always be sufficient if in writing and hand delivered, deposited in the United States mails by registered or certified mail or delivered to a recognized private express delivery service for overnight delivery, addressed to the Borrower at 301 Winding Road, Old Bethpage, NY 11804, or to such other address as may be provided by Borrower (or its successors, permitted assigns or legally appointed representatives) to Lender.

Any such notice, demand or request shall be treated as having been given upon hand delivery to such address or three (3) business days after deposit in the United States mails or delivery to such delivery service. Wherever notice may be given under this Note to the holder, the same may be given by any one Authorized Representative (as hereinafter defined) of the Borrower and the holder will be entitled to rely on any such notice as fully and effectually as if such notice has been given by the Borrower. An "Authorized Representative" of the Borrower shall mean any individuals hereafter designated by notice to the holder signed by the Borrower:

    	If any provisions hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

	This Note shall be governed by and construed in accordance with the laws of the State of New York, but not including the choice of law rules thereof, and shall take effect as a sealed instrument. The parties hereby submit to the exclusive jurisdiction of the State and Federal Courts sitting in and for the City and County of New York, New York in respect of any and all actions arising under this Agreement, and waive any objections or challenges to personal jurisdiction, venue or the convenience of forum in any such actions brought in any such court.



	IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, as of the day and year first above written.


PW SALISBURY SOLAR, LLC


/s/ Arun Mittal
By:    Arun Mittal
Title: Manager